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                                                                    EXHIBIT 25.1

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                                                   In Thousands
                                                                  --------------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin .........     $ 3,223,000
   Interest-bearing balances ..................................       6,428,000
Securities:
   Held-to-maturity securities ................................       2,071,000
   Available-for-sale securities ..............................      22,899,000
Federal funds sold and securities purchased under agreements to resell
   Federal funds sold in domestic offices .....................       1,783,000
   Securities purchased under agreements to resell ............         271,000
Loans and lease financing receivables:
   Loans and leases held for sale .............................               0
   Loans and leases, net of unearned income ...................      34,349,000
   LESS: Allowance for loan and lease losses ..................         557,000
   Loans and leases, net of unearned income and allowance .....      33,792,000
Trading assets ................................................       5,761,000
Premises and fixed assets (including capitalized leases) ......         801,000
Other real estate owned .......................................               0
Investments in unconsolidated subsidiaries and associated
   companies ..................................................         288,000
Customers' liability to this bank on acceptances outstanding ..         106,000
Intangible assets:
   Goodwill ...................................................       2,158,000
   Other intangible assets ....................................         765,000

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
Other assets ..................................................       5,391,000
                                                                    -----------
Total assets ..................................................     $85,737,000
                                                                    ===========

LIABILITIES
Deposits:
   In domestic offices ........................................     $35,878,000
   Noninterest-bearing ........................................      16,458,000
   Interest-bearing ...........................................      19,420,000
   In foreign offices, Edge and Agreement
      subsidiaries, and IBFs ..................................      26,474,000
   Noninterest-bearing ........................................         448,000
   Interest-bearing ...........................................      26,026,000
Federal funds purchased and securities sold under agreements to repurchase
   Federal funds purchased in domestic offices ................       3,200,000
   Securities sold under agreements to repurchase .............         101,000
Trading liabilities ...........................................       2,914,000
Other borrowed money:
   (includes mortgage indebtedness and obligations under
      capitalized leases) .....................................       1,247,000
Not applicable
Bank's liability on acceptances executed and outstanding ......         108,000
Subordinated notes and debentures .............................       1,440,000
Other liabilities .............................................       6,119,000
                                                                    -----------
Total liabilities .............................................     $77,481,000
                                                                    ===========

Minority interest in consolidated subsidiaries ................         141,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus .................               0
Common stock ..................................................       1,135,000
Surplus (exclude all surplus related to preferred stock) ......       2,092,000
Retained earnings .............................................       4,976,000
Accumulated other comprehensive income ........................         -88,000
Other equity capital components ...............................               0
Total equity capital ..........................................       8,115,000
                                                                    -----------
Total liabilities, minority interest, and equity capital ......     $85,737,000
                                                                    ===========
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     I, Thomas J. Mastro, Executive Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                        ----------------------------------------
                                        Thomas J. Mastro,
                                        Executive Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi   ]
Gerald L. Hassell ] Directors